                                                                   EXHIBIT 4.01



                                CERIDIAN CORPORATION
                                    (as Issuer)



                            7.25% SENIOR NOTES DUE 2004

                                   _____________

                                     INDENTURE

                             DATED AS OF JUNE 10, 1999

                                   _____________

                                THE BANK OF NEW YORK
                                    (as Trustee)

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I
     DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . .1
     SECTION 1.1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2    OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. . . . . . . 16
     SECTION 1.4    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE II
     THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 2.1    FORM AND DATING. . . . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 2.2    EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . . . . . 18
     SECTION 2.3    REGISTRAR, PAYING AGENT AND DEPOSITARY . . . . . . . . . . . . 19
     SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . . . . . 19
     SECTION 2.5    HOLDER LISTS . . . . . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 2.6    TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.7    REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.8    OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.9    TREASURY NOTES . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.10   TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.11   CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 2.12   DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 2.13   CUSIP NUMBERS. . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE III
     REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.1    NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . . . . . 38
     SECTION 3.3    NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . 39
     SECTION 3.5    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . . . . 39
     SECTION 3.6    NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . . . . . 40
     SECTION 3.7    OPTIONAL REDEMPTION. . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 3.8    NO MANDATORY REDEMPTION. . . . . . . . . . . . . . . . . . . . 40

ARTICLE IV
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 4.1    PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . 41
     SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . . . 41


                                     ii


     SECTION 4.3    SEC REPORTS AND REPORTS TO HOLDERS . . . . . . . . . . . . . . 42
     SECTION 4.4    COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . . . . 43
     SECTION 4.5    STAY, EXTENSION AND USURY LAWS . . . . . . . . . . . . . . . . 43
     SECTION 4.6    LIMITATION ON LIENS SECURING INDEBTEDNESS. . . . . . . . . . . 44
     SECTION 4.7    LIMITATION ON TRANSACTIONS WITH AFFILIATES . . . . . . . . . . 44
     SECTION 4.8    REPURCHASE OF NOTES AT THE OPTION OF THE
                    HOLDER IF THE ABR MERGER HAS NOT BEEN CONSUMMATED. . . . . . . 45
     SECTION 4.9    CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 4.10   LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS . . . . . . . . 48

ARTICLE V
     SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 5.1    MERGER, CONSOLIDATION AND SALE OF ASSETS . . . . . . . . . . . 48
     SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . . . . . 49

ARTICLE VI
     DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 6.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 6.2    ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 6.3    OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.4    WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . . . . . 52
     SECTION 6.5    CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 6.6    LIMITATION ON SUITS  . . . . . . . . . . . . . . . . . . . . . 53
     SECTION 6.7    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. . . . . . . . . 54
     SECTION 6.8    COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . . . . . 54
     SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . . . . . 54
     SECTION 6.10   PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 6.11   UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . . . . 55

ARTICLE VII
     TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 7.1    DUTIES OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 7.2    RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . 58
     SECTION 7.4    TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 7.5    NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES . . . . . . . . . . 59
     SECTION 7.7    COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . . . . . 59
     SECTION 7.8    REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . . . . . 60
     SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.. . . . . . . . . . . . . . . 62
     SECTION 7.10   ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . . . . . 62
     SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . . . . . 62


                                    iii


ARTICLE VIII
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
     SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR
                    COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE . . . . . . . . . . . . . . . . 62
     SECTION 8.3    COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . 63
     SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE . . . . . . . . . . 64
     SECTION 8.5    DEPOSITED MONEY AND GOVERNMENT SECURITIES
                    TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. . . . . . 65
     SECTION 8.6    REPAYMENT TO COMPANY . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 8.7    REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 8.8    SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . 67

ARTICLE IX
     AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF NOTES. . . . . . . . . . . . . . 68
     SECTION 9.2    WITH CONSENT OF HOLDERS OF NOTES . . . . . . . . . . . . . . . 69
     SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . . . . . 70
     SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . . . . . 70
     SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . . . . . 71
     SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . . . . . . . . . . 71
     SECTION 9.7    HOLDERS OF NOTES TO VOTE AS A SINGLE CLASS . . . . . . . . . . 72

ARTICLE X
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.1   TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . . . . . 72
     SECTION 10.2   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 10.3   COMMUNICATION BY HOLDERS OF NOTES WITH
                    OTHER HOLDERS OF NOTES.  . . . . . . . . . . . . . . . . . . . 73
     SECTION 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . . . . . 73
     SECTION 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . . . . . 73
     SECTION 10.6   RULES BY TRUSTEE AND AGENTS  . . . . . . . . . . . . . . . . . 74
     SECTION 10.7   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                    EMPLOYEES AND STOCKHOLDERS . . . . . . . . . . . . . . . . . . 74
     SECTION 10.8   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 10.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS  . . . . . . . . 75
     SECTION 10.10  SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     SECTION 10.11  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 75
     SECTION 10.12  COUNTERPART ORIGINALS. . . . . . . . . . . . . . . . . . . . . 75
     Section 10.13  Table of Contents, Headings, Etc.. . . . . . . . . . . . . . . 75

                                     iv


EXHIBIT A
     FORM OF NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

EXHIBIT B
     FORM OF CERTIFICATE OF TRANSFER . . . . . . . . . . . . . . . . . . . . . . .B-1

EXHIBIT C
     FORM OF CERTIFICATE OF EXCHANGE . . . . . . . . . . . . . . . . . . . . . . .C-1

EXHIBIT D
     FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
     ACCREDITED INVESTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .D-1

                                CROSS-REFERENCE TABLE*

TIA SECTION                                                         INDENTURE SECTION
-----------                                                         -----------------
310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
   (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.8; 7.10
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.8; 7.10; 10.2
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.5
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.6
   (b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.6
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.6; 10.2
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.6
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.3; 4.4; 10.2
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
   (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.4
   (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.


                                      v


   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.5
   (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1(b)
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.5; 10.2
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1(a)
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1(c)
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.9
   (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.5
   (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.4
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.7
317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.8
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.9
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.4
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.1

______________________________
N.A. means not applicable
*This Cross-Reference table shall not, for any purpose, be deemed to be part of the Indenture.

              INDENTURE, dated as of June 10, 1999, among Ceridian Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

              Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.25% Series A Senior Notes due 2004 (the "Series A Notes") and the 7.25% Series B Senior Notes due 2004 (the "Series B Notes" and together with the Series A Notes, the "Notes"):

                                     ARTICLE I
                           DEFINITIONS AND INCORPORATION
                                     BY REFERENCE


Section 1.1   Definitions

              "144A GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

              "ABR" means ABR Information Services, Inc., a Florida corporation.

              "ABR MERGER AGREEMENT" means that certain Agreement and Plan of Merger, dated as of April 30, 1999, by and among ABR, the Company, and Spring Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company.

              "ACCRUED BANKRUPTCY INTEREST" means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries or any Parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

              "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the date per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, which is expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date, calculated on the third business day preceding the redemption date, plus in each case 25 basis points.

              "AFFILIATE" of any specified Person means any other person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "AGENT" means any Registrar, Paying Agent or co-registrar.

              "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange at the relevant time.

              "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in such transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

              "BANKRUPTCY CODE" means the United States Bankruptcy Code, codified at 11 U.S.C. Section 101-1330, as amended.

              "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definition of Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

              "BOARD OF DIRECTORS" means the Company's Board of Directors or any committee thereof duly authorized to act on behalf of such Board.

              "BROKER-DEALER" means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

              "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

              "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

              "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

              "CEDEL" means Cedel Bank, S.A. or its successors.

              "COMMODITY PRICE PROTECTION AGREEMENT" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

              "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the stated maturity of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

              "COMPARABLE TREASURY PRICE" means, with respect to any redemption date: (1) the average of the bid and asked prices for the Comparable Treasury Issue, which is expressed in each case as a percentage of its principal amount, on the third business day preceding such redemption date, as set forth in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities;" or (2) if such release is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

              CONSOLIDATED TANGIBLE ASSETS" means Total Assets less the sum of

              (a) the total book value of all of the Company's assets and the assets of the Company's Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

              (b) all amounts representing any write-up in the book value of any of the Company's assets or the assets of the Company's Subsidiaries resulting from a revaluation thereof subsequent to the date of the Company's then most recent audited financial statements.

              "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company; PROVIDED that such address shall be in the Borough of Manhattan, The City of New York. All notices by the Company sent to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York shall also be sent to the Trustee at: The Bank of New York, 101 Barclay, Floor 21W, New York, NY 10286, attention: Corporate Trust Trustee Administration.

              "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such person is a party or of which such Person is a beneficiary.

              "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "DEFINITIVE NOTE" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3, 4 and 7 thereof.

              "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" will mean or include such successor.

              "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible or exchangeable or for which it is exercisable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity Date of the Notes.

              "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day restricted period as defined in Regulation S.

              "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

              "EXCHANGE NOTES" means Series B Notes issued pursuant to an Exchange Offer.

              "EXCHANGE OFFER" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

              "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

              "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as are in effect on the Issue Date of the Notes.

              "GLOBAL NOTES" means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3, 4, and 7 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

              "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

              "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

              "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

              "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes such a Subsidiary; PROVIDED FURTHER, HOWEVER, that in the case of a discount security, neither the accrual, of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness, but the entire face amount of such security will be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun will have a correlative meaning.

              "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and (iv) all obligations of the type referred to in clauses (i) and
(iii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

              "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "INDIRECT PARTICIPANT" means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

              "INITIAL PURCHASERS" mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated June 8, 1999, with respect to the Series A Notes.

              "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

              "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Notes.

              "INTEREST RATE AGREEMENT" means any interest swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

              "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

              "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED, HOWEVER, that, as to any such arrangement in corporate form, such corporation will not, as to any person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

              "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

              "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof and any Sale/Lease-back Transaction other than a Sale/Lease-back Transaction permitted pursuant to clause (a) or (c) of Section 4.10.

              "LIQUIDATED DAMAGES" means all Liquidated Damages, if any, then owing pursuant to the Registration Rights Agreement.

              "MAKE-WHOLE AMOUNT" means, in connection with any optional redemption of any Notes, the excess, if any, of (1) the sum, as determined by a Quotation Agent of the present values of the principal amount of such Notes, together with scheduled payments of interest from the redemption date to the stated maturity of the Notes, in each case discounted to the redemption date on a semi-annual basis, which assumes a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate over (2) 100% of the principal amount of the Notes to be redeemed.

              "NOTES CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

              "OBLIGATION" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Notes or the Indenture, including any Liquidated Damages, if any, due pursuant to the terms of the Registration Rights Agreement.

              "OFFERING MEMORANDUM" means the final Offering Memorandum, dated June 8, 1999, relating to the offer and sale of the Series A Notes.

              "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

              "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Sections 10.4 and 10.5 hereof.

              "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections
10.4 and 10.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

              "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and with respect to The Depository Trust Company, shall include Euroclear and Cedel.

              "PERMITTED LIEN" means any

              (1)    Liens arising by reason of

                     (x) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers in existence for less than 120 days or for more than 120 days which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or

                     (y)    any interest or title of a lessor under any lease;

              (2) Liens in favor of the Company or (other than in the case of Liens securing the Company's Indebtedness or Indebtedness of any of the Company's Subsidiaries) its Subsidiaries;

              (3) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or any such Subsidiary;

              (4) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries provided that such Liens were not incurred in contemplation of such acquisition;

              (5)    Liens existing on the date of the Indenture;

              (6) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies

                     (x)    in respect of obligations which are not overdue, or

                     (y) which are currently being contested in good faith by appropriate proceedings if the Company has set aside on its books adequate reserves with respect thereto, if required, and if no proceedings have been commenced to foreclose any such Lien;

              (7) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

              (8) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder, or in respect of which the Company or one of its Subsidiaries, as the case may be, at the time in good faith are prosecuting an appeal or proceedings for review and in respect of which the Company and its Subsidiaries have maintained reserves in an amount satisfactory to the Company;

              (9) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Company or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the Company's opinion or in the opinion of such Subsidiary interferes materially with the use of the property affected in the ordinary conduct of the Company's business or the business of such Subsidiary and which defects do not individually or in the aggregate have a material adverse effect on the Company's business and the business of its Subsidiaries on a consolidated basis;

              (10) Liens securing Indebtedness in respect of performance bonds, bankers' acceptances, and surety or appeal bonds entered into by the Company or its Subsidiaries in the ordinary course of business;

              (11) Liens securing Hedging Obligations consisting of Interest Rate Agreements, Commodity Price Protection Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

              (12) Liens securing Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of Incurrence;

              (13) Liens securing the Company's Indebtedness and that of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any of the Company's assets or those of any such Subsidiary (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any such Subsidiary in connection with such disposition;

              (14) Liens arising in the ordinary course of business in connection with obligations (other than obligations for borrowed money) that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur, and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

              (15) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED, HOWEVER, that

                     (A) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,

                     (B) such Lien attaches solely to the property so acquired in such transaction, and

                     (C) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property.

              (16) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, HOWEVER, that

                     (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and

                     (B) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

              (17) rights of holders of notes or debentures issued by the Company or of its Subsidiaries in deposits placed in trust to legally or "in substance" defease such notes or debentures;

              (18) Any Lien deemed to be created in connection with the securitization of accounts, receivables, instruments, chattel paper or other rights to payment of the Company or its Subsidiaries, (a) to the extent (i) such assets are transferred to a special purpose entity, (which may be owned by the Company or any Subsidiary but is not consolidated for accounting purposes with such transferor or owner) where such transfer is a "true sale" for accounting purposes, and (ii) the face principal amount of such assets at any time outstanding is not more than $150,000,000 or (b) which is granted by any such special purpose entity in the assets so transferred to it; and

              (19) Liens securing Indebtedness in an aggregate principal amount together with all Liens securing other of the Company's Indebtedness and that of its Subsidiaries outstanding on the date of such Incurrence (other than Liens described in clauses (1) through (18) above) not exceeding 15% of Consolidated Tangible Assets.

              "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "PREFERRED STOCK" as applied to the Capital Stock of any corporation or the equity securities of any trust, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or trust over shares of Capital Stock of any other class of such corporation or trust.

              "PRINCIPAL" of any Indebtedness (including the Notes) means the principal of such Indebtedness plus the premium, if any, payable on such Indebtedness which is due or overdue or is to become due at the relevant time.

              "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "QUOTATION AGENT" means the Reference Treasury Dealer appointed by the Company.

              "RECORD DATE" means a Record Date specified in the Notes, whether or not such date is a Business Day.

              "REFERENCE TREASURY DEALER" means: (1) Banc of America Securities LLC and its respective successors and two additional Primary Treasury Dealers selected by the Company; PROVIDED, HOWEVER, that if any of the foregoing cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

              "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, which is expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such quotation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

              "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

              "REG S PERMANENT GLOBAL NOTE" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

              "REG S TEMPORARY GLOBAL NOTE" means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

              "REG S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in
Section 2.6(g)(iii), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

              "REGULATION S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

              "REGULATION S GLOBAL NOTE" means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

              "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

              "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

              "RESTRICTED GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; PROVIDED, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

              "RULE 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

              "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or one of its Subsidiaries transfers such property to a person and the Company or any of its Subsidiaries leases it from such person under an operating lease.

              "SEC" means the United States Securities and Exchange Commission, or any successor agency.

              "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

              "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

              "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect from time to time.

              "SPECIAL RECORD DATE" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12.

              "STATED MATURITY" or "STATED MATURITY" means, with respect to any instrument, the date specified in such instrument as the fixed date on which the final payment of principal of such instrument is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase, redemption or repayment of such instrument at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

              "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

              (1)    such Person,

              (2)    such Person and one or more Subsidiaries of such Person, or

              (3)    one or more Subsidiaries of such Person.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3.

              "TRANSFER RESTRICTED NOTES" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

              "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

              "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

              "UNRESTRICTED GLOBAL NOTE" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

              "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

              "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

Section 1.2   Other Definitions



            Term                                 Defined in Section
            ----                                 ------------------
            "Affiliate Transaction"              4.7

            "Authentication Order"               2.2

            "Bankruptcy Law"                     6.1

            "Covenant Defeasance"                8.3

            "Custodian"                          6.1

            "Defaulted Interest"                 2.12

            "DTC"                                2.3

            "Legal Defeasance"                   8.2

            "Paying Agent"                       2.3

            "Registrar"                          2.3

Section 1.3   Incorporation by Reference of Trust Indenture Act

              Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "COMMISSION" means the Securities and Exchange Commission;

              "INDENTURE SECURITIES" means the Notes;

              "INDENTURE SECURITY HOLDER" means a Holder of a Note;

              "INDENTURE TO BE QUALIFIED" means this Indenture;

              "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

              "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4   Rules of Construction

              Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5)    provisions apply to successive events and transactions;

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                     ARTICLE II
                                     THE NOTES

Section 2.1   Form and Dating

              (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

              The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

              (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

              (c) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.


Section 2.2   Execution and Authentication

              Two officers shall sign the Notes for the Company by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; PROVIDED that Notes authenticated for issuance on the Issue Date shall not exceed $450,000,000 in aggregate principal amount. The aggregate principal amount of Notes outstanding at any time may not exceed $450,000,000, except in accordance with Section 2.8, unless the Company delivers to the Trustee an additional Authentication Order for issuance of up to the aggregate principal amount stated in such Authentication Order which amount may be unlimited. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

              In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to the preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP' number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

Section 2.3   Registrar, Paying Agent and Depositary

              The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust
Company ("DTC") to act as Depositary with respect to the Global Notes.
Neither the Company nor the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 2.4   Paying Agent to Hold Money in Trust

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5   Holder Lists

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6   Transfer and Exchange

              (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor

Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (I) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; PROVIDED that in no event shall the Reg S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (I), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or
(f) hereof.

              (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (I) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                     (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
Section 2.6(b)(I).

                     (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(I) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; PROVIDED, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                     (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                            (A)    if the transferee will take delivery in the
form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                            (B)    if the transferee will take delivery in the
form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                     (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                            (A)    such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B)    such transfer is effected pursuant to the
Shelf Registration Statement in accordance with the Registration Rights
Agreement;

                            (C)    such transfer is effected by a Broker-Dealer
pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following: (1) if
the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

              (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                     (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                            (A)    if the holder of such beneficial interest in
a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                            (B)    if such beneficial interest is being
transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                            (C)    if such beneficial interest is being
transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                            (D)    if such beneficial interest is being
transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                            (E)    if such beneficial interest is being
transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                            (F)    if such beneficial interest is being
transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(b) thereof; or

                            (G)    if such beneficial interest is being
transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.
Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(I) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                     (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                            (A)    such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
(1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B)    such transfer is effected pursuant to the
Shelf Registration Statement in accordance with the Registration Rights
Agreement;

                            (C)    such transfer is effected by a Broker-Dealer
pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following: (1) if
the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

                     (iv) TRANSFER OR EXCHANGE OF REG S TEMPORARY GLOBAL NOTES. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Company, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

              (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                     (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                            (A)    if the Holder of such Restricted Definitive
Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                            (B)    if such Restricted Definitive Note is being
transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                            (C)    if such Restricted Definitive Note is being
transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                     (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                            (A)    such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B)    such transfer is effected pursuant to the
Shelf Registration Statement in accordance with the Registration Rights
Agreement;

                            (C)    such transfer is effected by a Broker-Dealer
pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following: (1) if
the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                     (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this
Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

              (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                     (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                            (A)    if the transfer will be made pursuant to Rule
144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                            (B)    if the transfer will be made pursuant to Rule
903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                            (C)    if the transfer will be made pursuant to any
other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                     (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                            (A)    such exchange or transfer is effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                            (B)    any such transfer is effected pursuant to the
Shelf Registration Statement in accordance with the Registration Rights
Agreement;

                            (C)    any such transfer is effected by a
Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                            (D)    the Registrar receives the following: (1) if
the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted

Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

              (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel for the Company as to certain matters discussed in this
Section 2.6(f), the Trustee shall authenticate (I) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii), (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (I)(B) immediately above) and (iii) Restricted Definitive Notes in an aggregate principal amount equal to the principal amount of Restricted Definitive Notes accepted for exchange in a private exchange offer pursuant to the terms of the Registration Rights Agreement. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

              The Opinion of Counsel for the Company referenced above shall state that: the issuance and sale of the Exchange Notes by the Company have been duly authorized and, when executed and authenticated in accordance with the provisions of this Indenture and delivered in exchange for Series A Notes in accordance with this Indenture and the Exchange Offer, will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (x) bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) equitable principles of general applicability (regardless of whether enforceability is considered at equity or in law).

              (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                     (i)    PRIVATE PLACEMENT LEGEND.

                            (A)    Except as permitted by subparagraph (B)
below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

       "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT
       (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
       (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM

       THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

                            (B)    Notwithstanding the foregoing, any Global
Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
(c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii), (f)(I) or (f)(ii) to this
Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                     (ii) GLOBAL NOTE LEGEND. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

       "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
       (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

       "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH
       AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                     (iii) REG S TEMPORARY GLOBAL NOTE LEGEND. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

       "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

              (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

              (i)    GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 3.6 hereof).

                     (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                     (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

                     (ix) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                     (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this
Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7   Replacement Notes

              If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8   Outstanding Notes

              The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9   Treasury Notes

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10  Temporary Notes

              Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest

              Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

              Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13  CUSIP NUMBERS

              The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE III
                                     REDEMPTION

Section 3.1   Notices to Trustee

              If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 40 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (I) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2   Selection of Notes to Be Redeemed

              If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee in its sole discretion considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3   Notice of Redemption

              Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed (including the CUSIP numbers) and shall state:

              (a)   the redemption date;

              (b)   the redemption price;

              (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

              (d)   the name and address of the Paying Agent;

              (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 10 days prior to the date that notice of the redemption is to be mailed, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4   Effect of Notice of Redemption

              Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5   Deposit of Redemption Price

              Prior to 11:00am, New York time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal compounded as of each Interest Payment Date, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6   Notes Redeemed in Part

              Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7   Optional Redemption

              (a) The Company will have the right to redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at a redemption price equal to the sum of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, and (2) the Make-Whole Amount, if any, with respect to such Notes.

              (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8   No Mandatory Redemption

              The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Section 4.8 below). The Notes shall not have the benefit of any sinking fund.


                                     ARTICLE IV
                                     COVENANTS

Section 4.1   Payment of Notes

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein. Principal of and any interest or Liquidated Damages on the Notes will be payable, subject to any applicable laws and regulations, at the offices of the Paying Agent, except that, at the Company's option, payment of any interest or Liquidated Damages may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register.

              Any payment due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date, and no interest or Liquidated Damages will be payable on the date of payment for the period from and after the due date.

              The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, compounded as of each Interest Payment Date (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2   Maintenance of Office or Agency

              The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; PROVIDED that no such designation or recission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

Section 4.3   SEC Reports and Reports to Holders

              (a) Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and each Holder of Notes, within 15 days after the Company is or would have been required to file with the SEC:

                     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants; and

                     (2) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Company were required to file such reports.

       From and after the time the Company files a registration statement with the SEC with respect to the Notes, the Company will file the above information with the SEC so long as the SEC will accept such filings.

              (b) For so long as any Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall make available (which shall include filings by EDGAR) to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4   Compliance Certificate

              (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently December 31.

              (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5   Stay, Extension and Usury Laws

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6   Limitation on Liens Securing Indebtedness

              So long as any of the Notes remain outstanding, the Company will not, and will not permit any of its Subsidiaries to, create or assume any Indebtedness which is secured by a Lien, other than Permitted Liens, of or upon any of its assets or those of its Subsidiaries, whether now owned or hereafter acquired, without equally and ratably securing the Notes by a Lien ranking ratably with and equal to (or, at the Company's option or in the case of liens securing Indebtedness ranked subordinate to the Notes, senior to) such secured Indebtedness.

Section 4.7   Limitation on Transactions with Affiliates

              The Company will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any of its Affiliates (an "Affiliate Transaction") unless the terms thereof

              (1) are materially no less favorable to the Company or its Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;

              (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $10 million in any one year, (x) comply with the terms described in clause (1) and (y) have been approved by a majority of the disinterested members of the Board of Directors; and

              (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $20 million in any one year, (x) comply with the terms described in clause (2) and (y) have been determined by a nationally recognized investment banking, accounting or qualified appraisal firm to be fair, from a financial standpoint, to the Company and its Subsidiaries.

       The provisions described above will not prohibit

              (1) any issuance of securities or any payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans and other stock-based employee compensation in the ordinary course of business and approved by the Board of Directors,

              (2) the grant of stock options or similar rights to the Company's employees, officers and directors or those of any of its Subsidiaries in the ordinary course of business and pursuant to plans approved by the Board of Directors,

              (3) loans or advances to the Company's employees, officers or directors or those of any of its Subsidiaries in the ordinary course of business,

              (4) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of the Company's directors, officers or employees or those of any of its Subsidiaries in the ordinary course of business,

              (5) any Affiliate Transaction between the Company and its Subsidiary or Joint Venture, or between any of its Subsidiaries or Joint Ventures (so long as the other stockholders or partners of any participating Subsidiaries or Joint Ventures which are not the Company's wholly owned Subsidiaries are not themselves the Company's Affiliates) and

              (6) any transactions effected pursuant to agreements in effect on the Issue Date; PROVIDED, that such transactions are effected pursuant to terms substantially similar to the terms of such agreements as in effect on the Issue Date.

Section 4.8 Repurchase of Notes at the Option of the Holder if the ABR Merger Has Not Been Consummated

              If the merger of Spring Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company into ABR has not been consummated on or before December 31, 1999 on terms substantially similar to those contained in the ABR Merger Agreement, except for such changes therein as would not materially adversely affect the Holders of the Notes (the "ABR Event"), each Holder of Notes will have the right (the "Repurchase Right"), at such holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all of such Holder's Notes, or any portion thereof which equals $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") fixed by the Company that is not less than 45 days nor more than 75 days after the date of the Company Notice (as defined) at a price equal to 100% of the principal amount of the Notes validly tendered and not withdrawn, plus accrued and unpaid interest, if any, to the Repurchase Date (the "Repurchase Price").

              Within 30 days after the occurrence of the ABR Event, the Company is obligated to send, by first class mail, to the Trustee and to each Holder of the Notes a notice (the "Company Notice") of the occurrence of the ABR Event and the Repurchase Right arising as a result, thereof, setting forth, among other things, the terms and conditions of, and the procedures required for the exercise of, the Repurchase Right (the "Repurchase Offer"). Such Company Notice shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Repurchase Offer. Such Notice shall state:

              (1)    that the Repurchase Offer is being made pursuant to this
       Section 4.8 and that all Notes validly tendered and not withdrawn will be accepted for payment;

              (2)    the Repurchase Price and the Repurchase Date;

              (3) that any Notes not tendered will continue to accrue interest if interest is then accruing;

              (4) that, unless the Company defaults in making payment therefor, any Notes accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

              (5) that Holders electing to have Notes purchased pursuant to the Repurchase Offer will be required to deliver at or before the close of business on the Repurchase Date a written notice either to the Company or an agent designated by the Company for such purpose (the "Offer Agent") and the Trustee of the Holder's exercise of the Repurchase Right specifying the Notes with respect to which such right is being exercised;

              (6) that Holders will be entitled to withdraw their election if the Offer Agent receives, not later than close of business on the Business Day immediately prior to the Repurchase Date, a written notice setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

              (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased part or of the Notes surrendered; and

              (8)    the circumstances and relevant facts regarding such ABR
       Event.

              To exercise the Repurchase Right, a Holder of Notes must deliver at or before the close of business on the Business Day immediately prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of the Repurchase Right specifying the Notes with respect to which the right is being exercised. A notice of exercise may be withdrawn by the Holder by a written notice of withdrawal delivered to the Company or its agent at any time at or before the close of business on the Business Day immediately prior to the Repurchase Date.

              On or before the Repurchase Date, the Company shall (I) accept for payment Notes or portions thereof tendered pursuant to the Repurchase Offer,
(ii) deposit with the Offer Agent U.S. Dollars sufficient to pay the Repurchase Price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate
stating the Notes or portions thereof being purchased by the Company.   The
Offer Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the Repurchase Price and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders, new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or
delivered by the Company to the Holder thereof.   The Company shall publicly
announce the results of the Repurchase Offer as soon as practicable after the Repurchase Date.

              The Company will comply with Rule 14e-1 under the Exchange Act to the extent applicable at that time and with all other applicable federal and state securities laws in connection with the Repurchase Right and in the event compliance with such laws would conflict with the terms of this covenant, compliance with such laws shall not be declared a breach of this covenant.

              This Section 4.8 does not permit the Board of Directors to waive or otherwise amend the Company's obligation to repurchase the Notes at the option of the Holders pursuant to the Repurchase Right upon the occurrence of the ABR Event without the consent of each such Holder.

Section 4.9   Corporate Existence

              Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (I) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and (ii) its rights (charter and statutory); PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Notes and this Indenture.

Section 4.10  Limitation on Sale and Lease-Back Transactions

              So long as any of the Notes remain outstanding, the Company will not, and will not permit any Subsidiary to, enter into any sale and lease-back transactions with respect to any assets (other than any sale leaseback transaction involving leases for a term of not more than three years), unless either

              (a) it relates to the Company's headquarters building now under construction or any real property now owned by ABR,

              (b) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Permitted Lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction, or

              (c) the proceeds of the sale of the assets to be leased are at least equal to their fair market value (as determined by the Company's Board of Directors) and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of tangible assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the Company's Indebtedness for money borrowed which ranks PARI PASSU to the Notes.


                                     ARTICLE V
                                     SUCCESSORS

Section 5.1   Merger, Consolidation and Sale of Assets

              The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any of its Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis) to any Person, unless:

              (1) either (a) the Company is the surviving or continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company's assets (the "Surviving Entity") (x) is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of, and Liquidated Damages, if any, and interest on, all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed by the Company;

              (2) immediately before and immediately after giving effect to the transaction and the assumption described in clause (1)(b)(y) above, no Default or Event of Default has occurred and is continuing; and

              (3) the Company or the Surviving Entity has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

       For purposes of the foregoing description, the transfer (by lease, assignment, sale or otherwise in a single transaction or series of transactions) of all or substantially all of the assets of one or more of the Company's Subsidiaries, the Capital Stock of which constitutes all or substantially all of the Company's assets, will be deemed to be the transfer of all or substantially all of the Company's assets.

Section 5.2   Successor Corporation Substituted

              Upon any consolidation combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.1 hereof, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                     ARTICLE VI
                               DEFAULTS AND REMEDIES

Section 6.1   Events of Default

              "Event of Default," wherever used herein, means any one of the following events:

              (a) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

              (b) the failure by the Company or any Subsidiary of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

              (c) failure by the Company or any Subsidiary of the Company to perform any other covenant in this Indenture, continued for 30 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding;

              (d) (x) the Company or any of its Subsidiaries fails to pay any of the Company's Indebtedness under one or more agreements or instruments evidencing an aggregate principal amount of Indebtedness equal to at least $15 million (or its equivalent in any other currency or currencies) as and when that Indebtedness becomes due and payable, after the expiration of any applicable grace period, or

                     (y) any other event occurs which, under one or more agreements or instruments evidencing the Company's Indebtedness of or that of any Subsidiary, obligates the Company or its Subsidiary to pay an aggregate principal amount of Indebtedness equal to at least $15 million (or its equivalent in any other currency or currencies) prior to the date on which it otherwise would have become due and payable; and

              (e)    a court having jurisdiction enters a decree or order for
(A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

              (f) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

              The term "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law.

Section 6.2   Acceleration

              If an Event of Default (other than an Event of Default specified in clause (e) or (f) of Section 6.1 that occurs with respect to the Company) occurs and is continuing under this Indenture, then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest of all of the Notes to be due and payable immediately. If an Event of Default described in clause (e) or (f) of Section 6.1 occurs, all unpaid principal of, premium, if any, and accrued interest and Liquidated Damages on the Notes then outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

              At any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul, on behalf of all Holders, any such acceleration if:

       (1) the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest and Liquidated Damages, if any, on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes compounded as of each Interest Payment Date; (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7; and

       (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4.

              Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision or covenant requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 6.3   Other Remedies

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4   Waiver of Past Defaults

              Subject to Section 6.7, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default:

              (1) in the payment of principal of, premium, if any, or interest on any Note not yet cured as specified in clauses
                     (a) and (b) of Section 6.1 hereof;

              (2)    in respect of a covenant or provision hereof which, under
                     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default; or

              (3) the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

              Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

Section 6.5   Control by Majority

              Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.6   Limitation on Suits

              A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

              (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

Section 6.7   Rights of Holders of Notes to Receive Payment

              Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8   Collection Suit by Trustee

              If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest compounded as of each Interest Payment Date and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9   Trustee May File Proofs of Claim

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

Section 6.10  Priorities

              If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

              SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

              THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11  Undertaking for Costs

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE VII
                                      TRUSTEE

Section 7.1   Duties of Trustee

              (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

              (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)   this paragraph (c) does not limit the effect of paragraph
(b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2   Rights of Trustee

              (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (I) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust department of the Trustee shall have obtained actual knowledge.

              (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

              (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

              (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.3   Individual Rights of Trustee

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4   Trustee's Disclaimer

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5   Notice of Defaults

              If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313-C- of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as, in good faith, it determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6   Reports by Trustee to Holders of the Notes

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section
313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.7   Compensation and Indemnity

              The Company shall pay to the Trustee from time to time such compensation, as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.
Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees and taxes (other than taxes based upon, measured by or determined by the income or revenue of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, damages, claims or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel but shall not be indemnified by the Company for the fees and expenses of such counsel except to the extent that a conflict exists with respect to the representation of both parties by the same counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

              The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

              To secure the Company's payment obligations in this Section which become past due, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(e) or 6.1(f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

              The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.8   Replacement of Trustee

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)    the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a Custodian or public officer takes charge of the Trustee or its property; or

              (d)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

              If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9   Successor Trustee by Merger, etc.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification

              There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11  Preferential Collection of Claims Against Company

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                           SATISFACTION AND DISCHARGE

Section 8.1   Option to Effect Legal Defeasance or Covenant Defeasance

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2   Legal Defeasance and Discharge

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3   Covenant Defeasance

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Company shall be released from its obligations under Sections 4.3, 4.4, 4.6, 4.7, 4.8 and 4.10 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the applicable conditions set forth in Section
8.4 hereof, (x) Sections 6.1-C- and 6.1(d) hereof shall not constitute Events of Default and (y) Sections 6.1(e) and 6.1(f) shall not constitute Events of Default as of the 91st day following the occurrence of the Company's exercise of Covenant Defeasance; PROVIDED, HOWEVER that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4   Conditions to Legal or Covenant Defeasance

              The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

              (a) The Company must make an irrevocable deposit (a "Deposit") with the Trustee, in trust, for the benefit of the Holders, of U.S. Dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on such Notes; provided, that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes.

              (b) In the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an opinion of nationally recognized tax counsel confirming that (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or
(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of nationally recognized tax counsel shall confirm that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) In the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an opinion of nationally recognized tax counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence);

              (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company of any of its Subsidiaries is bound;

              (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that (I) the Deposit was not made with intent to hinder, delay, or defraud any of the Company's creditors;

              (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than, in the case of such legal opinion, paragraph (f) as to which such counsel need express no opinion) provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

              (h) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on and after the 90th day after the Deposit, and assuming that no

Holder is a Company "insider," as that term is defined in Section 101 of title 11, United States Code (the "Bankruptcy Code"), the cash or securities so deposited will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.

       If all conditions in clauses (a) through (h) have been satisfied, the Legal or Covenant Defeasance (as the case may be) shall occur and be effective for all purposes on the 91st day after the date of a Deposit, unless on and as of the date of the Deposit, a Default or Event of Default has occurred and is continuing (other than one resulting from the borrowing of funds used to make the Deposit), or unless an Event of Default under
Section 6.1(e) or (f) herein occurs on or before and continues through the 90th day after the date of the Deposit.

Section 8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

              Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6   Repayment to Company

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7   Reinstatement

              If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8   SATISFACTION AND DISCHARGE

              Upon the direction of the Company, this Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes as expressly provided for herein) as to all outstanding Notes, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

              (1)    either

                     (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter been repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

                     (b) all Notes not theretofore delivered to the Trustee for cancellation

                            (i)    have become due and payable, or

                            (ii) will become due and payable at their Stated Maturity within one year, or

                            (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (I), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including the principal of and any Liquidated Damages and interest on such Notes to the date of deposit or to the Stated Maturity or Redemption Date thereof;

              (2) the Company has paid all other sums payable hereunder by the Company in respect of the outstanding Notes; and

              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that all conditions precedent hereunder relating to the satisfaction and discharge of this Indenture in respect of the Notes of such series have been complied with.

                                     ARTICLE IX
                          AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1   Without Consent of Holders of Notes

              Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes, without the consent of any Holder of a Note:

              (a)    to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

              (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes in any material respect;

              (e) to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein; or

              (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2   With Consent of Holders of Notes

              Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, the Company and the Trustee may amend or supplement this Indenture and the Notes, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes (other than a provision which cannot be modified or amended under this Indenture without the consent of the Holder of each outstanding Note affected) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

              In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

              It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes, except a default in the payment of the principal or interest on any Notes or in respect of a provision which cannot be modified or amended under this Indenture without the consent of the Holder of each outstanding Note affected. An amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

       (a) change the final Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof pursuant to Article III hereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption pursuant to Article III hereof, on or after the redemption date), or alter the provisions (including the defined terms used herein) of Article III of this Indenture in a manner adverse to the Holders; or

       (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with the Indenture or for waiver of defaults provided for in this Indenture; or

       (c) change the Company's obligation to maintain an office or agency in the places and for the purposes specified in this Indenture; or

       (d) waive or otherwise amend the Company's obligation to repurchase the Notes at the option of the Holders pursuant to the Repurchase Right upon the occurrence of the ABR Event pursuant to Section 4.8 hereof.

Section 9.3   Compliance with Trust Indenture Act

              Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4   Revocation and Effect of Consents

              Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a
Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company).

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses
(a) through (d) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5   Notation on or Exchange of Notes

              The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6   Trustee to Sign Amendments, etc.

              The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.7   Holders of notes to vote as a single class

              For all purposes under this Indenture, the Holders of the Series A Notes and the Holders of the Series B Notes shall vote together as a single class, unless otherwise required by law.

                                     ARTICLE X
                                   MISCELLANEOUS

Section 10.1  Trust Indenture Act Controls

              If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

Section 10.2  Notices

              Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier (promptly confirmed in writing) or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company:

                     Ceridian Corporation
                     8100 34th Avenue South
                     Minneapolis, MN  55425-1640
                     Telephone No.:  (612) 853-8100
                     Telecopier No.:  (612)
                     Attention:  Chief Financial Officer

If to the Trustee:
                     The Bank of New York
                     101 Barclay, Floor 21W
                     New York, NY  10286
                     Telephone No.:  (212) 815-6285
                     Telecopier No.:  (212) 815-5915
                     Attention:  Corporate Trust Trustee Administration

       The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications; PROVIDED, that until such time, all notices under this Indenture to the Trustee shall be sent to both of the Trustee's addresses set forth above.

              All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.3  Communication by Holders of Notes with Other Holders of Notes

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the

Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4  Certificate and Opinion as to Conditions Precedent

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

              (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

              (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Section 10.5  Statements Required in Certificate or Opinion

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

              (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

Section 10.6  Rules by Trustee and Agents

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7 No Personal Liability of Directors, Officers, Employees and Stockholders

              No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company (or any such successor entity), as such, shall have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with this Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 10.8  Governing Law

              THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

              The Company appoints The Bank of New York as its authorized agent upon which process may be served in any action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the jurisdiction of such courts in any such action or proceeding.

Section 10.9  No Adverse Interpretation of Other Agreements

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10 Successors

              All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11 Severability

              In case any one or more of the provisions of this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 10.12 Counterpart Originals

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13 Table of Contents, Headings, Etc.

              The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [SIGNATURES ON FOLLOWING PAGE]

                                 SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

                                      THE COMPANY:
                                      CERIDIAN CORPORATION



                                      By:    /s/J. R. Eickhoff
                                             -----------------
                                             Name:  John R. Eickhoff
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



                                      THE TRUSTEE:
                                      THE BANK OF NEW YORK



                                      By:    /s/Michael Cuchane
                                             ------------------
                                             Name:  Michael Cuchane
                                             Title: Vice President

                                                                       Exhibit A

                                [FORM OF NOTE]

                             CERIDIAN CORPORATION

                   7.25% [SERIES A] [SERIES B](1) SENIOR NOTE
                                   DUE 2004

                                                                CUSIP: 15677TAB2
No.                                                             $_______________


     Ceridian Corporation, a Delaware corporation (hereinafter called the "Company" which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of __________ Dollars, on June 1, 2004.

     Interest Payment Dates: June 1 and December 1; commencing December 1,
1999.

     Record Dates:  May 15 and November 15.

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.






-------------------
(1) Series A should be replaced with Series B in the Exchange Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       CERIDIAN CORPORATION
                                       a Delaware corporation



                                       By:  ___________________________
                                            Name:
                                            Title:



                                       By:  ___________________________
                                            Name:
                                            Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes described in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK



                                       By:  ____________________________
                                            Authorized Signatory

Dated:    June   , 1999

                               (Back of Note)

         7.25%  [Series A] [Series B](2) Senior Notes due 2004

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE
COMPANY.](3)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE

-------------------
(2) Series A should be replaced with Series B in the Exchange Notes.

(3) To be included only on Global Notes deposited with DTC as Depositary.

REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)





-------------------
(3) To be included only on Global Notes deposited with DTC as Depositary.

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.](5)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), AS LONG AS THE REGISTRAR RECEIVES A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE

-------------------
(5) To be included only on Reg S Temporary Global Notes.

SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HERBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Ceridian Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 7.25% per annum from June 10, 1999 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be December 1, 1999] The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     2.   METHOD OF PAYMENT.  The Company will pay interest on the Notes
(except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date (each a "Record Date"), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, and as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained within the City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 10, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

     5.   OPTIONAL REDEMPTION.

          (a) The Company shall have the right to redeem the Notes, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, at a redemption price equal to the sum of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, and (2) the Make-Whole Amount, if any, with respect to such Notes.

          (b) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the redemption date.

     6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

     7.   OFFERS TO PURCHASE.

          If the merger of Spring Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company into ABR has not been consummated on or before December 31, 1999 on terms substantially similar to those contained in the ABR Merger Agreement, except for such changes therein as would not materially adversely affect the Holders of the Notes (the "ABR Event"), each Holder of Notes will have the right (the "Repurchase Right"), at such holder's option, subject to the terms and conditions of the Indenture, to require the Company to repurchase all of such Holder's Notes, or any portion thereof which equals $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") fixed by the Company that is not less than 45 days nor more than 75 days after the date of the Company Notice (as defined) at a price equal to 100% of the principal amount of the Notes validly tendered and not withdrawn, plus accrued and unpaid interest, if any, to the Repurchase Date (the "Repurchase Price").

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the day of mailing of a notice of redemption of the Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the

Holders of at least a majority in principal amount of the then outstanding Notes, and most existing Defaults or compliance with most provisions of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Cedel or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     11. DEFAULTS AND REMEDIES. The Indenture provides that each of the following constitutes an Event of Default: (a) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (b) the failure by the Company or any Subsidiary of the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise; (c) failure by the Company or any Subsidiary of the Company to perform any other covenant in this Indenture, continued for 30 days after notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding; (d) (x) the Company or any of its Subsidiaries fails to pay any of the Company's Indebtedness under one or more agreements or instruments evidencing an aggregate principal amount of Indebtedness equal to at least $15 million (or its equivalent in any other currency or currencies) as and when that Indebtedness becomes due and payable, after the expiration of any applicable grace period, or (y) any other event occurs which, under one or more agreements or instruments evidencing the Company's Indebtedness of or that of any Subsidiary, obligates the Company or its Subsidiary to pay an aggregate principal amount of Indebtedness equal to at least $15 million (or its equivalent in any other currency or currencies) prior to the date on which it otherwise would have become due and payable; (e) a court having jurisdiction enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable

Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the windng up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     13. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company (or any such successor entity), as such, shall have any liability for any Obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.(6) In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company and the Initial Purchasers.

     17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

     18. GOVERNING LAW. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Ceridian Corporation
               8100 34th Avenue South
               Minneapolis, MN 55425-1640
               Attention:  Chief Financial Officer
               Telephone No.: (612) 853-8100


--------------------
(6)  To be included only on Transfer Restricted Notes.

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:
      -----------------------

                                   Your Signature:
                                                  -----------------------------
                   (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*


-------------------------------------------------------------------------------



*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 of the Indenture, check the box below:

/ /                               Section 4.8

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                                  Your Signature:
     ------------------------                         -------------------------
                                (Sign exactly as your name appears on the Note)


                                            Tax Identification No.:
                                                                   ------------

Signature Guarantee*


-------------------------------------------------------------------------------







*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program
(SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE (7)


     THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR AN INTEREST IN ANOTHER GLOBAL NOTES OR FOR A DEFINITIVE NOTE, OR EXCHANGES OF A PART OF ANOTHER GLOBAL NOTE OR DEFINITIVE NOTE FOR AN INTEREST IN THIS GLOBAL NOTE, HAVE BEEN
MADE:


                   Amount of       Amount of                        Signature
     Date of        decrease        Increase        Principal     of authorized
    Exchange      in Principal    in Principal    Amount of this    signatory
    --------     Amount of this  Amount of this       Global      of Trustee or
                  Global Note     Global Note     Note following  Note Custodian
                 --------------  --------------       such        --------------
                                                   decrease (or
                                                    increase)
                                                  --------------









--------------------
(7)  This should be included only if the Note is issued in global form

                                  EXHIBIT B
                       FORM OF CERTIFICATE OF TRANSFER

Ceridian Corporation
8100 34th Avenue South
Minneapolis, MN 55425-1640
Attention: Chief Financial Officer

The Bank of New York
101 Barclay, Floor 21W
New York, NY 10286
Attention:  Corporate Trust Trustee Administration

     Re: 7.25% Senior Notes due 2004

Dear Sirs:

     Reference is hereby made to the Indenture, dated as of June 10, 1999 (the "Indenture"), between Ceridian Corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

/1./      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

/2./      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

/3./      CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

/ / (a) Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

/ /  (b)  Such Transfer is being effected to the Company; or

/ / (c) Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

/ /  (d)  such Transfer is being effected to an Institutional Accredited
          Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

/4./      CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN
AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

/ /  (a)       CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer
is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

/ /  (b)       CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

     Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

     / /  (c)       CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i)
     The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          Dated:
     ---------------------------------           ----------------------------
     [Insert Name of Transferor]


     By:
         -----------------------------
         Name:
         Title:

                      ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

     [CHECK ONE OF (a) OR (b)]

     / /  (a)       a beneficial interest in the:

     / /       (i)       144A Global Note (CUSIP                 ), or
                                                -----------------
     / /       (ii)      Regulation S Global Note (CUSIP           ), or
                                                        -----------
     / /  (b)       a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

     [CHECK ONE]

     / /  (a)       a beneficial interest in the:

     / /       (i)       144A Global Note (CUSIP                ), or
                                                 ---------------
     / /       (ii)      Regulation S Global Note (CUSIP          ), or
                                                        ----------
     / /       (iii)     Unrestricted Global Note (CUSIP          ); or
                                                        ----------
     / /  (b)       a Restricted Definitive Note; or

     / /  (c)       an Unrestricted Definitive Note,

     in accordance with the terms of the Indenture.

                                  EXHIBIT C
                     FORM OF CERTIFICATE OF EXCHANGE

     Ceridian Corporation
     8100 34th Avenue south
     Minneapolis, MN 55425-1640
     Attention:  Chief Financial Officer

     The Bank of New York
     101 Barclay, Floor 21W
     New York, New York 10286
     Attention:  Corporate Trust Trustee Administration

               Re: 7.25% Senior Notes due 2004
     Dear Sirs:

               Reference is hereby made to the Indenture, dated as of June 10, 1999 (the "Indenture"), between Ceridian Corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

               1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

     / /            (a)  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
     RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
     (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     / /            (b)  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
     RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act,
     (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     / /            (c)  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE
     TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

     / /            (d)  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE
     TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
     (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     / /            (a)  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
     RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     / /            (b)  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE
     TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

     -----------------------------
     [Insert Name of Owner]



     By:
        --------------------------
        Name:
        Title:


     Dated:
           -----------------------

                                   EXHIBIT D
                       FORM OF CERTIFICATE FROM ACQUIRING
                       INSTITUTIONAL ACCREDITED INVESTOR

     Ceridian Corporation
     8100 34th Avenue South
     Minneapolis, MN 55425-1640
     Attention:  Chief Financial Officer

     The Bank of New York
     101 Barclay, Floor 21W
     New York, NY 10286
     Attention:  Corporate Trust Trustee Administration

               Re:      7.25% Senior Notes due 2004

     Dear Sirs:

               Reference is hereby made to the Indenture, dated as of June 10, 1999 (the "Indenture"), between Ceridian Corporation, as issuer (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

               1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

               2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any of its respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through
     (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                            Dated:
     ------------------------------------          --------------------------
     [Insert Name of Accredited Investor]


     By:
         -----------------------------
         Name:
         Title: